UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     April 29, 2013

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Note Purchase Agreement and Convertible Promissory Notes

On April 29, 2013, Impac Mortgage Holdings, Inc. (the “Company”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers named therein (the “Noteholders”), whereby the Company issued (the “Closing Date”) $20 million in original aggregate principal amount of Convertible Promissory Notes Due 2018 (the “Notes”). The Notes mature on or before April 30, 2018 and accrue interest at a rate of 7.5% per annum, to be paid quarterly.  The Notes carry an additional penalty interest rate of 2% per annum upon an event of default. Interest shall be computed on the basis of a 360 day year of twelve (12) months each comprised of thirty (30) days.  The Notes may not be prepaid, in whole or in part, by the Company without the prior written consent of the Noteholders.  The Notes contain customary affirmative and negative covenants of the Company, including covenants not to incur certain indebtedness that is not subordinated and not to make optional payments on its indebtedness (other than on the Notes) or amend material indebtedness in a manner that is adverse in any material manner to the Noteholders.

Noteholders may convert all or a portion of the outstanding principal amount of the Notes into shares of the Company’s Common Stock (“Conversion Shares”) at a rate of $10.875 per share, subject to adjustment for stock splits and dividends (the “Conversion Price”). The Company has the right to convert the entire outstanding principal of the Notes into Conversion Shares at the Conversion Price if the market price per share of the Common Stock, as measured by the average volume-weighted closing stock price per share of the Common Stock on the NYSE MKT (or any other U.S. national securities exchange then serving as the principal such exchange on which the shares of Common Stock are listed) for any twenty (20) trading days in any period after the Closing Date of thirty (30) consecutive trading days, reaches the level of $16.31.  Upon conversion of the Notes by the Company, the entire amount of accrued and unpaid interest (and all other amounts owing) under the Notes are immediately due and payable.  Furthermore, if the conversion of the Notes by the Company occurs prior to the third anniversary of the Closing Date, then the entire amount of interest under the Notes through the third anniversary is immediately due and payable.  To the extent the Company pays any cash dividends on its shares of Common Stock prior to conversion of the Notes, upon conversion of the Notes, the Noteholders will also receive such dividends on an as-converted basis of the Notes less the amount of interest paid by the Company prior to such dividend.

Upon a change of control of the Company, the holders of a majority of the outstanding principal balance of the Notes have the right to either (a) cause all unpaid principal and accrued but unpaid interest and other amounts owing to become immediately due and payable in full, (b) cause the entire unpaid principal balance of the Notes to be converted into shares of the Common Stock at the Conversion Price then in effect, with the  entire amount of accrued but unpaid interest and other amounts owing under the Notes to be immediately due and payable in cash, or (c) cause the Notes to continue in full force and effect.  Pursuant to the terms of the Note Purchase Agreement, a change of control will occur when (a) any person, excluding the purchasers of the Notes, becomes the beneficial owner of more than 50% of the voting power of the Company and the purchasers of the Notes (along with certain related parties) at that time do not own a greater percentage of voting power or (b) the existing members of the Company’s board of directors cease to constitute a majority of the board of directors.

The Notes include customary events of default including: failure to pay principal on any Notes when due; failure to pay interest on the Notes for two business days after it becomes due; failure in the performance of any other covenant contained in the terms of the Notes for a period of thirty (30) days after written notice from any Noteholder; acceleration of other debt agreements representing in excess of $3 million of indebtedness at any one time; the entry of judgments in excess of $3 million against the Company and certain bankruptcy events.  Upon an event of default, holders of 66 2/3% of the aggregate unpaid principal balance of all outstanding Notes may declare the Notes immediately due and payable.

Unless an event of default has occurred and is continuing, each purchaser of the Notes agrees, for the three years after the Closing Date, to vote all Conversion Shares for each of the Company’s nominees for election to the Company’s board of directors and not to nominate any other candidate for election to the board of directors at any time within such three year period.

The securities described above were offered and sold pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Registration Rights Agreement

In connection with the Note Purchase Agreement and issuance of the Notes, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Noteholders pursuant to which the Company agreed to provide the Noteholders certain registration rights to have the Conversion Shares registered with the Securities and Exchange Commission for public resale until such time all securities are registered or may be sold pursuant to Rule 144 under the Securities Act within a three (3) month period.   The Company agreed to file registration statements upon request by holders of a majority of the Conversion Shares.  The Noteholders may make a request for long form registrations and short form registrations up to two and four times, respectively, and registration of other securities (other than the Company’s securities) will not be included without prior written consent from at least a majority of the registrable securities included in a registration.  The Noteholders also have piggyback registration rights.

The description of the terms and conditions of the Note Purchase Agreement, the Notes, and the Registration Rights Agreement set forth herein do not purport to be complete and are qualified in their entirety by reference to the terms of the Note Purchase Agreement, the form of the Notes, and the Registration Rights Agreement, as applicable, copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02              Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•                                          should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•                                          have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•                                          may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•                                          were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Current Report and in the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Item	Description

10.1	Note Purchase Agreement dated as of April 29, 2013 by and among Impac Mortgage Holdings, Inc. and the Purchasers.

10.2	Form of Convertible Promissory Note Due 2018.

10.3	Registration Rights Agreement dated as of April 29, 2013 by and among Impac Mortgage Holdings, Inc. and the Purchasers.

99.1	Press Release dated April 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: April 30, 2013

	By:	/s/ Ronald M. Morrison
	Name:	Ronald M. Morrison
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Item	Description

10.1	Note Purchase Agreement dated as of April 29, 2013 by and among Impac Mortgage Holdings, Inc. and the Purchasers.

10.2	Form of Convertible Promissory Note Due 2018.

10.3	Registration Rights Agreement dated as of April 29, 2013 by and among Impac Mortgage Holdings, Inc. and the Purchasers.

99.1	Press Release dated April 30, 2013.